UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to §240.14a-12

PARDES BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table in exhibit required by Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF

PARDES BIOSCIENCES, INC.

Proxy Statement dated April 26, 2022

and first made available to stockholders on or about April 26, 2022

To our stockholders:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders (“Annual Meeting”) of Pardes Biosciences, Inc. (the “Company”) at 8:00 A.M., Pacific Time / 11:00 A.M. Eastern Time, on June 8, 2022. The Annual Meeting will be held in a virtual-only format. Stockholders will be able to attend and participate in the Annual Meeting online by visiting the following website www.virtualshareholdermeeting.com/PRDS2022, where you will be able to listen to the meeting live, submit questions, and vote.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a Notice of Internet Availability of Proxy Materials, or Notice, with instructions on how they may access and review our proxy materials and our 2021 Annual Report on Form 10-K on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice that is being sent to you.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice.

A record of our business activities for the 2021 fiscal year is contained in our 2021 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report to Stockholders”).

Thank you for your confidence and continued support of Pardes Biosciences.

Sincerely,

Thomas G. Wiggans
Chief Executive Officer and Chair of the Board of Directors

PARDES BIOSCIENCES, INC.

2173 Salk Ave.

Suite 250, PMB #052

Carlsbad, California 92008

NOTICE OF PARDES BIOSCIENCES, INC.’S 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, June 8, 2022, at 8:00 A.M. Pacific Time / 11:00 A.M. Eastern Time

Place:	The 2022 Annual Meeting will be held entirely online at www.virtualshareholdermeeting.com/PRDS2022

Purpose:	We are holding the Annual Meeting for the following purposes:

	1.	To elect three Class I directors, Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans to serve until the 2025 annual meeting of stockholders, and until her or his successor is duly elected and qualified;

	2.	To ratify, on an advisory basis, the appointment of KPMG LLP, as independent registered public accounting firm of Pardes Biosciences, Inc. (the “Company”) for the fiscal year ending December 31, 2022; and

	3.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:	Only stockholders of record at the close of business on April 14, 2022 are entitled to notice of, and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the completely “virtual meeting” of the stockholders. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PRDS2022, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice card.

Proxy Voting:	Beginning on or about April 26, 2022, a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) will be mailed to our stockholders of record on April 14, 2022. In addition, the proxy statement, the accompanying proxy card or voting instruction form, and our 2021 Annual Report to Stockholders are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.

YOUR VOTE IS VERY IMPORTANT. Each share of common stock that you own represents one vote. We encourage you to vote your shares as soon as possible regardless of whether you plan to attend the meeting virtually or not. Specific instructions for voting over the internet or mail are included in the Notice of the 2022 Annual Meeting of Stockholders. If you attend the Annual Meeting online and vote electronically during the meeting, your vote will replace any earlier vote.

For a period of 10 days prior to the Annual Meeting until the close of such meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting through an electronic network maintained by the Company upon request to the Company’s Corporate Secretary at CorpSecretary@pardesbio.com.

By order of the Board,

Thomas G. Wiggans,
Chief Executive Officer and Chair of the Board of Directors

April 26, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 8, 2022:

The proxy statement and our 2021 Annual Report to Stockholders are available at www.proxyvote.com.

PARDES BIOSCIENCES, INC.

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

PARDES BIOSCIENCES, INC.

2173 Salk Avenue, Suite 250, PMB#052

Carlsbad, CA 92008

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Wednesday, June 8, 2022 at 8:00 A.M. Pacific Time / 11:00 A.M. Eastern Time

As used in this proxy statement, “the Company”, “Pardes” “we,” “us” and “our” refer to Pardes Biosciences, Inc. and its wholly owned subsidiary. The term “Annual Meeting,” as used in this proxy statement, refers to the 2022 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of the Board of Directors with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This proxy statement and the 2021 Annual Report to Stockholders are first being made available to stockholders on or about April 26, 2022.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 26, 2022, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our 2021 Annual Report to Stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Emerging Growth Company and Small Reporting Company

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in February 2021; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates was less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year as of the end of our most recently completed second fiscal quarter. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

GENERAL INFORMATION

Why am I receiving these materials?

You are receiving this proxy statement because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

When is the Annual Meeting?

The Annual Meeting is scheduled to be held on Wednesday, June 8, 2022 at 8:00 A.M. Pacific Time (11:00 A.M. Eastern Time), solely by means of remote communication in a virtual-only format. You are invited to attend and are requested to vote on the proposals described in this proxy statement.

What is included in these proxy materials?

•	The Notice of Pardes Biosciences Inc.’s 2022 Annual Meeting of Stockholders

•	This proxy statement

•	The 2021 Annual Report to Stockholders on Form 10-K

If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 26, 2022, we sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of Pardes Biosciences Inc.’s 2022 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2021 Annual Report to Stockholders (collectively, the “Proxy Materials”), are available to stockholders on the Internet. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Accordingly, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock, par value $0.0001 per share (“Common Stock”) on or about April 26, 2022.

The Notice of Internet Availability provides instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2021 Annual Report to Stockholders are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

How do I attend the Annual Meeting?

The meeting will be held entirely online on Wednesday, June 8, 2022 at 8:00 A.M. Pacific Time (11:00 A.M. Eastern Time) at www.virtualshareholdermeeting.com/PRDS2022. Information on how to vote at the virtual Annual Meeting is discussed below.

What items will be voted on at the Annual Meeting?

There are two items that stockholders may vote on at the Annual Meeting:

1.

To elect three Class I directors, Debora M. Autor, J. Jay Lobell and Thomas G. Wiggans, to serve until the 2025 annual meeting of stockholders, and until her or his successor is duly elected and qualified; and

2.	To ratify, on an advisory basis, the appointment of KPMG LLP, as independent registered public accounting firm of Pardes Biosciences, Inc. for the fiscal year ending December 31, 2022.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this proxy statement, we know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matter properly comes before the stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

VOTING INFORMATION

When is the record date for the Annual Meeting?

Our Board has fixed the record date for the Annual Meeting as of the close of business on April 14, 2022 (the “Record Date”).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the 2022 Annual Meeting. As of the Record Date, a total of 62,320,924 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If, on the record date, your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares and our proxy materials have been made available to you. As a stockholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.

If your shares are held in a brokerage account or by a bank, trustee or other nominee (in “street name”), you are considered the beneficial owner of those shares and our proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

How do I vote by proxy before the Annual Meeting?

If your shares are held directly in your own name, and you received a Notice of Internet Availability, you may vote your shares online at www.proxyvote.com. You may also vote your shares by mail or telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

If your shares are held directly in your own name, and you received printed copies of the proxy materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank, trustee or other nominee, you should vote your shares by following the instructions from your broker, bank, trustee or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, trustee or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current Nasdaq Global Market (“Nasdaq”) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, trustee or other nominee, the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (“Fiscal 2022”) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of the Class I directors is not a “routine” proposals; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes are counted for purposes of determining whether a quorum is present but will have no effect on the outcome of the votes on the election of the Class I directors.

How can I vote at the virtual Annual Meeting?

Stockholders of Record. If you are a stockholder of record, and your shares are registered directly in your name, you may vote:

•	By Internet. You may vote at www.proxyvote.com. You will need the control number included on your proxy card.

•	By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903. You will need the control number included on your proxy card.

•

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 7, 2022 to be voted at the Annual Meeting.

•

During the Annual Meeting. You may vote at the virtual Annual Meeting. If you were a stockholder of record as of the Record Date, you can attend and participate in the virtual Annual Meeting by going to www.virtualshareholdermeeting.com/PRDS2022. You will need the 16-digit control number included on your proxy card.

Even if you plan to attend our virtual Annual Meeting, we recommend that you vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owners of Shares held in Street Name. If you are a street name stockholder, you will receive voting instructions from your broker, bank, trustee or other nominee. You must follow the voting instructions provided by your broker, bank, trustee or other nominee in order to instruct your broker, bank, trustee or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank, trustee or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.

Voting by Proxy. All shares represented by valid proxies received before the Annual Meeting will be voted. If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretionary authority to vote your shares on those matters. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

I have shares registered in my name and also have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, trustee or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1:	“FOR” the election of the three Class I director nominees, Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans, to hold office until the 2025 annual meeting of stockholders; and

Proposal 2:	“FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for Fiscal 2022.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record; Shares Registered in Your Name. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•	delivering written notice to the Company at any time before the close of voting at the Annual Meeting;

•

submitting a later dated proxy over the internet or by telephone in accordance with the instructions in the Notice of Internet Availability or the proxy card (in which case only your latest Internet or telephone proxy submitted will be counted); or

•	attending the virtual Annual Meeting and voting your shares electronically during the Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you should contact your broker, bank, trustee or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. The inspectors of election will determine whether a quorum is present and will tabulate the votes cast at the Annual Meeting. If, however, such quorum will not be present or represented at the Annual Meeting, the holders of a majority of the voting power present at the virtual meeting or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or virtually at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, WITHHOLD, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals.

Proposal 1 — To elect three Class I directors, Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans, to serve until the 2025 annual meeting of stockholders

The director nominees will be elected by a plurality of votes cast, which means that the three director nominees receiving the highest number of FOR votes will be elected. Only FOR and WITHHOLD votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal 1.

Proposal 2 — Ratification of appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022

The ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2022, requires the affirmative vote of the holders of a majority of the shares of Common Stock properly cast for and against such matter. Only FOR and AGAINST votes will affect the outcome. Abstentions will have no effect on Proposal 2. Because Proposal 2 is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions, to the extent that all brokers exercise such discretion, there will be no broker non-votes.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank, trustee or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Our General Counsel, Corporate Secretary and Chief Financial Officer will act as inspectors of elections and tabulate the votes at the Annual Meeting in reliance upon reports prepared by Broadridge Financial Solutions, Inc. (“Broadridge). The preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the 2023 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, we must receive them on or before December 27, 2022, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall require us to include in our proxy statement and proxy card for the 2023 Annual Meeting of Stockholders any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

If you wish to nominate a director or submit a proposal for presentation at the 2023 Annual Meeting of Stockholders, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Corporate Secretary at c/o Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the one year anniversary of the Annual Meeting; provided, however, that in the event the 2023 Annual Meeting of Stockholders is first convened more than 30 days before or more than 60 days after the one year anniversary date of the Annual Meeting, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the ninetieth day prior to the scheduled date of the 2023 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of such meeting is first made. Your written notice must contain specific information required in Article I, Section 2 of our Amended and Restated Bylaws (“Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by

Rule 14a-19 under the Exchange Act no later than April 7, 2023. Stockholder proposals and the required notice should be addressed to Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, Attention: General Counsel and Corporate Secretary.

How do I ask questions at the virtual Annual Meeting?

During the Annual Meeting, you may submit questions in the question box provided. We will respond to as many inquiries at the Annual Meeting as time allows. All questions presented should relate directly to the agenda item under discussion. We reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business in the chairperson’s sole and absolute discretion. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the e-mail received the morning of the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

What else is expected to take place at the virtual Annual Meeting?

The main purpose of the virtual Annual Meeting is to conduct the business described in this proxy statement. As such, we intend to conduct the required business and then have a short question and answer period. We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact our General Counsel and Corporate Secretary, Elizabeth H. Lacy, at CorpSecretary@pardesbio.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker, trustee or other nominee holder directly.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Our business affairs are managed under the direction of our Board. Our Board currently consists of eight (8) directors. Our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors, with members of each class serving staggered three-year terms. The members of the classes are currently divided as follows:

•	the Class I directors are Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans;

•	the Class II directors are Laura J. Hamill and Michael D. Varney; and

•	the Class III directors are Mark Auerbach, Uri A. Lopatin, M.D. and James B. Tananbaum, M.D.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Board has nominated each of Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans for re-election as a Class I director at the Annual Meeting. The nominee is presently serving as a director and has consented to continue to serve as a director, if elected.

If the nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, this nominee proves unable or unwilling to stand for election or ceases to qualify to serve as director, the Board will nominate alternates or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that the nominee would prove unable to serve if elected.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class I directors shall be elected by our stockholders to serve until the 2025 annual meeting of stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Commencing on this Annual Meeting and each successive annual meeting of stockholders, each class will be elected to serve a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are no family relationships among our directors and officers.

Nominees for Election as Class I Directors

The nominees and their ages as of April 14, 2022, occupations and length of service on our Board are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our Board at this time.

Name	Age	Term Expires	Principal Occupation	Director Since

Deborah M. Autor (1)	55	2022	Advisor	July 2021

J. Jay Lobell(2)	59	2022	Founder, CEO JSB Capital Group LLC	January 2021

Thomas G. Wiggans	70	2022	Chief Executive Officer and Chair of the Board of Directors, Pardes Biosciences	March 2022

(1)	Member of the nominating & corporate governance committee and science & technology committee
(2)	Chair of the compensation committee and member of the audit committee.

Deborah M. Autor has served as a member of our Board since July 2021. From September 2019 to December 2021, Ms. Autor served as Vice President, Global Head of Regulatory Excellence at AstraZeneca Pharmaceuticals LP, where she led regulatory operations, policy and intelligence for AstraZeneca submissions globally. Prior to joining AstraZeneca, Ms. Autor was employed by Mylan NV from June 2013 to August 2019, where she served in a variety of positions culminating with Head of Strategic Global Quality and Regulatory Policy. Prior to joining Mylan NV, from September 2001 to May 2013, Ms. Autor was employed by the U.S. Food & Drug Administration (“FDA”) in a variety of roles culminating with Deputy Commissioner, Global Regulatory Operations & Policy, where she oversaw all FDA inspections, criminal investigations and international operations for human and veterinary drugs, biologics, medical devices, tobacco and food. Ms. Autor currently serves as a director and chair of the board of the FDA Alumni Association. Ms. Autor received a Juris Doctor, Magna Cum Laude, from Boston University School of Law and a Bachelor of Arts in Psychology from Columbia University, Barnard College. Our Board believes that Ms. Autor has qualifications and skills to serve on our Board based upon her extensive experience in the pharmaceutical industry and with the FDA.

J. Jay Lobell has served as a member of our Board since January 2021. He is the founder and Chief Executive Officer of JSB Capital Group LLC, a commercial real estate private equity firm, since October 2021. He is also the co-founder of GMF Real Estate LLC, a commercial real estate and healthcare private equity investment firm, where he has been President since September 2015. Previously, from September 2015 until December 2021, he was Chief Executive Officer of GMF Capital, LLC, a commercial real estate and private equity investment firm he co-founded and from September 2008 to August 2015, Mr. Lobell served as President of Meridian Capital Group, LLC, a national mortgage intermediary. His focus at Meridian, during his seven-year career there, included assisting in charting business strategy for the firm, including the creation and implementation of new business activities, including Beech Street Capital, an agency lender that was sold to Capital One Bank in 2013, and Meridian Investment Sales, a sales brokerage. Prior to joining Meridian, Mr. Lobell served as President and COO of a national biotechnology development and investment firm from January 2005 to August 2008. From 1996 to 2005, Mr. Lobell was a partner at Covington & Burling LLP, a national law firm, where he advised companies and individuals in a variety of regulatory, transactional and litigation matters. Mr. Lobell also serves as a director of Fortress Biotech, Inc. (Nasdaq: FBIO), a biopharmaceutical company dedicated to acquiring, developing and commercializing pharmaceutical and biotechnology products and product candidates, as well as a board member of a private healthcare operating company. Mr. Lobell received his B.A., summa cum laude and Phi Beta Kappa from the City University of New York, and received his J.D. from Yale Law School, where he was Senior Editor of the Yale Law Journal. Our Board believes that Mr. Lobell has the qualifications and skills to serve on our Board based upon his finance and legal expertise as well as his extensive private equity investment and transactional experience, including the creation and development of several operating companies.

Thomas G. Wiggans, has served as our Chief Executive Officer and Chair of our Board since March 1, 2022. Mr. Wiggans founded Dermira, Inc. in August 2010, and served as its chief executive officer and a member of its board of directors from August 2010, and served as the chairman of its board of directors from April 2014, until Dermira’s acquisition by Eli Lilly & Company in 2020. He currently serves on the board of directors of Annexon, Inc. (Nasdaq: ANNX), Cymabay Therapeutics Inc. (Nasdaq: CBAY) and Forma Therapeutics Holdings, Inc. (Nasdaq: FMTX). Mr. Wiggans serves on, and has served on, the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Onyx Pharmaceuticals from March 2005 until its acquisition by Amgen in October 2013, Sangamo Biosciences from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012 and as chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer in December 2011. From October 2007, Mr. Wiggans served as chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, serving in these positions until Peplin’s acquisition by LEO Pharma in November 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics Corporation from 1994, and as chairman of the board of directors of Connetics Corporation from January 2006, and he served in these positions until December 2006 when Connetics was acquired by Stiefel. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of Cyto Therapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company. In addition, Mr. Wiggans is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans holds a B.S. in pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Our Board believes that Mr. Wiggans has the qualifications and skills to serve on our Board based upon his 25+ years of experience as a chief executive officer (including being a public company CEO), plus 40+ years of experience in the pharmaceutical industry as an executive focused on operations, commercialization, business development and strategic partnering, together with his significant public company board experiences.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as our director, if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board may designate.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF DEBORAH M. AUTOR, J. JAY LOBELL AND THOMAS G. WIGGANS AS A CLASS I DIRECTOR, TO SERVE FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD IN 2025.

Voting Agreement

In connection with the closing of the merger and other transactions (the “Business Combination”) contemplated under the Agreement and Plan of Merger, dated as of June 29, 2021 (as amended on November 7, 2021) by and among FS Development Corp. II (“FSDC II”), Orchard Merger Sub Inc, Pardes Biosciences, Inc. (“Old Pardes”) and the Shareholder Representative Services, LLC (the “ Merger Agreement”), the Company entered into a Voting Agreement by and among the Company, FS Development Holdings II, LLC (“Sponsor”), and certain stockholders of Old Pardes (the “Voting Agreement”), dated December 23, 2021 (the “Closing Date”). The Voting Agreement will remain in place until the earlier of (i) the consummation of the 2024 annual stockholders meeting or (ii) the date on which Sponsor owns less than 1,385,937 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), at each annual or special meeting of stockholders of the Company, Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to its stockholders), one individual to serve as a Class III Director. If Sponsor ceases to be entitled to nominate any directors, then such directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock. Pursuant to the Voting Agreement, the board of directors of Old Pardes as constituted immediately prior to the consummation of the Business Combination shall have the right to designate for election as members of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to its stockholders), (A) one individual to serve as Class I Director, two individuals to serve as Class II Directors and one individual to serve as a Class III Director for the initial term of such directors and (B) up to two additional independent directors.

Directors Continuing in Office

The directors who are serving for terms that end following the Annual Meeting and their ages as of April 14, 2022, occupations and length of service on our Board are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our continuing directors that led to the conclusion that each director should serve as a member of our Board at this time.

Name	Age	Expires	Position(s) Held	Since
Class II Directors:

Laura J. Hamill(1)	57	2023	Advisor	July 2021

Michael D. Varney, Ph.D.(2)	63	2023	Advisor	January 2021

Class III Directors:

Mark Auerbach(3)	83	2024	Advisor	January 2021

Uri A. Lopatin, M.D.	50	2024	Chief Scientific and Strategic Advisor, Pardes Biosciences	February 2020

James B. Tananbaum(4)	58	2024	Founding Partner, Foresite Capital	January 2021

(1)	Chair of the nominating & corporate governance committee. Member of the audit committee.
(2)	Member of the science & technology committee.
(3)	Chair of the audit committee and “financial expert.” Member of the compensation committee.
(4)	Member of the compensation committee and nominating & corporate governance committee.

Mark Auerbach has served as a member of our Board since January 2021 and was Chair of the Board from January 2021 until March 2022. From November 2010 until April 2020, Mr. Auerbach was a member of the board of directors and chair of the audit committee for Assembly Biosciences, Inc. (Nasdaq: ASMB). From April 2013 until June 2016, Mr. Auerbach was the chairman of the audit committee of RCS Capital Corporation (NYSE: RCAP), a publicly traded financial services company. From December 2014 until June 2016, Mr. Auerbach was non-executive chairman of the board of RCS Capital Corporation. Mr. Auerbach previously served as lead independent director and chairman of the audit committee of Optimer Pharmaceuticals, Inc., a public company, from 2005 until its acquisition by Cubist Pharmaceuticals, Inc. in October 2013. Over the last 20 years, Mr. Auerbach also has served as a director for several other companies, including Par Pharmaceutical Companies, Inc., a publicly traded manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc. for whom he served as non-executive chair and chair of the audit committee. From 1993 to 2005, Mr. Auerbach served as chief financial officer of Central Lewmar LLC, a national fine paper distributor. Mr. Auerbach received his B.S. degree in accounting from Rider University. Our Board believes that Mr. Auerbach is qualified to serve on our Board based upon his extensive financial experience, his accounting degree and his experience as a director of several public companies, including his service as non-executive chair and the chair of the audit committee of several public companies.

Laura J. Hamill has served as a member of our Board since July 2021. From August 2018 through July 2019, Ms. Hamill served as Executive Vice President, Worldwide Commercial Operations at Gilead Sciences, Inc., a biotechnology company, where she was responsible for leading the company’s Commercial Operations. Prior to joining Gilead, Ms. Hamill held a number of U.S. and international executive positions at Amgen, Inc., a biopharmaceutical company, from July 2000 to July 2018, with her last role as Senior Vice President, U.S. Commercial Operations. In addition, Ms. Hamill previously held a variety of roles in the biopharmaceutical industry, including positions at F. Hoffmann-La Roche Ltd., a biopharmaceutical company. Ms. Hamill serves as a director on numerous boards, including Anaptysbio, Inc. (Nasdaq: ANAB), Y-mAbs Therapeutics, Inc. (Nasdaq: YMAB), BB Biotech AG (SWX: BION), and Acceleron Pharma Inc. (Nasdaq: XLRN) until it was acquired by Merck in November 2021. Ms. Hamill holds a bachelor’s degree in business administration from the University of Arizona. Our Board believes that Ms. Hamill is qualified to serve on our Board because of her over 35 years in the biopharmaceutical industry and her leadership roles in which she acquired significant U.S. and international experience that spans strategy, financial planning, business partnerships and launching many new therapeutic areas and products.

Uri A. Lopatin, M.D., served as our Chief Executive Officer since founding the Company in February 2020 until March 1, 2022 and has been a member of our Board since February 2020. Dr. Lopatin is a serial biotech entrepreneur and was a Visiting Partner at Y Combinator. Prior to Y Combinator, he co-founded Assembly Pharmaceuticals as the Chief Medical Officer in October 2012, and became Chief Medical Officer and Vice President of R&D for Assembly Biosciences (Nasdaq: ASMB) following the merger of Assembly Pharma with Ventrus Biosciences. Prior to Assembly, Dr. Lopatin worked in clinical and translational development roles at Gilead Science, Roche, and Schering Plough. Dr. Lopatin has published extensively, especially on hepatitis B and immunology and is a co-author of multiple patents in the field of treatment and diagnosis for viral hepatitis. Dr. Lopatin received his Infectious Disease Board certification following fellowship training in Infectious Disease at the National Institute of Health, and internal medicine board certification following completion of residency at New York University. Dr. Lopatin received a B.S. in Biology, cum laude with distinction, from Cornell University and received his M.D. degree from the University of Medicine and Dentistry-New Jersey Medical School, where he was awarded the Stanley S. Bergen medal of excellence. Our Board believes that Dr. Lopatin is qualified to serve on our Board because of his extensive research and clinical development experience in the life science industry.

James B. Tananbaum, M.D. has served as a member of our Board since January 2021. From August 2020 until the Closing Date of the Business Combination, he also served as the President, Chief Executive Officer and a director of FSDC II. Dr. Tananbaum is also the chief executive officer of Foresite Capital, a U.S.-focused healthcare investment firm, which he founded in 2011. He is also a member of the board of directors of Quantum-SI, Inc. (Nasdaq: QSI), Gemini Therapeutics, Inc. (Nasdaq: GMTX) and Kinnate Biopharma Inc. (Nasdaq: KNTE). Prior to founding Foresite Capital, Dr. Tananbaum served as Co-Founder and Managing Director of Prospect Venture Partners L.P. II and III, healthcare venture partnerships, from 2000 to 2010. Dr. Tananbaum was also the Founder of GelTex, Inc. in 1991, an intestinal medicine pharmaceutical company acquired by Sanofi-Genzyme. Dr. Tananbaum co-founded Theravance, Inc. in 1997, which subsequently changed its name to Innoviva, Inc. (NASDAQ: INVA) and with its spin-off Theravance BioPharma, Inc. (NASDAQ: TBPH), the companies achieved a market capitalization that exceeded $4 billion.. Dr. Tananbaum received a B.S. and a B.S.E.E. from Yale University in Applied Math and Computer Science, and an M.D. and an M.B.A. from Harvard University. Our Board believes that Dr. Tananbaum is qualified to serve on our Board based on his scientific, financial and strategic business development expertise gained as a physician, founder of two life science companies and venture capital investor focused on life science companies.

Michael D. Varney, Ph.D. has served as a member of our scientific advisory board since August 2020 and a member of our Board since January 2021. From 2005 until his retirement in July 2020, Dr. Varney served in progressing roles at Genentech, Inc., most recently as Executive Vice President and Head of Research and Early Development, as well as a member of the Corporate Executive Committee of Roche, Genentech’s parent company. Prior to Genentech, from 1987 to 2005, Dr. Varney served as Head of Research at Agouron Pharmaceuticals, Inc., a biotechnology company later acquired by Pfizer, Inc. Dr. Varney served on the board of directors of Foundation Medicine, Inc. (acquired by Roche Holdings AG) from 2015 until March 2018. Dr. Varney currently serves on the board of directors of Erasca, Inc. (Nasdaq: ERAS), a clinical-stage, precision oncology company. Dr. Varney was an American Cancer Society postdoctoral fellow at Columbia University and holds a B.S. in chemistry from the University of California, Los Angeles and a Ph.D. in synthetic organic chemistry from the California Institute of Technology. Out Board believes that Dr. Varney is qualified to serve on our Board based upon his extensive executive leadership experience in the biopharmaceutical industry and his extensive drug discovery and development expertise.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2022

In accordance with its charter, the audit committee of our Board has appointed the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. We are not required to have the stockholders ratify the appointment of KPMG as our independent registered public accounting firm. However, the Board believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate practice and governance. If the stockholders do not ratify the appointment, the audit committee will reconsider the retention of KPMG, but ultimately may decide to retain KPMG as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Before selecting KPMG, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance for Old Pardes in prior years, and the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with KPMG in all of these respects.

Withum Smith+Brown, P.C. (“Withum”) served as the independent registered public accounting firm for FSDC II with respect to the audit of the fiscal year 2020 financial statements. Withum was informed that it would be replaced by KPMG as the Company’s independent registered public accounting firm effective December 23, 2021, the Closing Date of the Business Combination.

Representatives of KPMG will be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These non-audit services may include audit-related services, tax services and other services.

Independent Registered Public Accounting Firm Fees

Effective December 23, 2021, our independent public accounting firm is KPMG LLP, Irvine, California (PCAOB Auditor ID: 185).

Prior to the Closing Date of the Business Combination, Withum served as the independent registered public accounting firm for FSDC II with respect to the review of the 2021 quarterly financial statements on Form 10-Q and SEC filings associated with the Business Combination. Fees for services provided by KPMG for services rendered were as follows:

Fee Category	2021	2020
Audit Fees(1)	$1,107,500	$50,000
Audit -Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

	$1,107,500	$50,000

(1)

Audit Fees. Audit fees consist of fees billed or to be billed for professional services rendered for the audit of our year-end financial statements, reviews of our quarterly financial statements and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings. The 2021 audit fees include: $687,500 of fees billed by KPMG prior to the Business Combination related to SEC filings associated with the Business Combination and $420,000 of fees billed by KPMG after the Business Combination related to audit services and SEC filings. The 2020 audit fees represent fees billed by KPMG prior to the Business Combination for the audit of Old Pardes for the period February 27, 2020 (inception) through December 31, 2020.
(2)

Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.

(3)	Tax Fees. Tax fees consist of fees billed for professional services relating to tax compliance, tax planning and tax advice.
(4)	All Other Fees. All other fees consist of fees billed for all other services.

Vote Required

The affirmative vote of a majority of the votes cast by holders of shares of Common Stock who are present virtually or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of KPMG. Abstentions will have no effect on this proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The audit committee has reviewed and discussed with management of the Company the audited consolidated financial statements of the Company for the year ended December 31, 2021. In addition, the audit committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, Communications with audit committees, as adopted by the PCAOB. The audit committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the audit committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. Based on the foregoing, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2021.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Mark Auerbach, Chair
Laura J. Hamill
J. Jay Lobell

April 26, 2022

CORPORATE GOVERNANCE

Board Composition and Leadership Structure

Immediately following the completion of the business combination on December 23, 2021, our board leadership structure provided for a separate Chair and Chief Executive Officer. However, in connection with the hiring of Thomas G. Wiggans as the Company’s Chief Executive Officer in March 2022, Mr. Wiggans was also appointed to Chair of the Board. As of the date of this proxy statement, the Board is comprised of eight members.

A number of factors support the current leadership structure chosen by the Board, including, among others:

•

Mr. Wiggans brings to our Board extensive executive leadership and operational experience and significant experience serving on the board of directors of other public companies, including in the role of chairperson.

•	Mr. Wiggans has extensive experience in serving as a chief executive officer of a public company and has knowledge of operational and financial risks facing biotechnology businesses.

•

Through Mr. Wiggans’ involvement in the day-to-day operations of Pardes, he is best positioned to elevate the most critical and time sensitive business issues for consideration by the Board of Directors.

•	The Board believes having Mr. Wiggans serve in both capacities allows him to more effectively execute Pardes’ strategic initiatives and business plans and confront its challenges.

•	A combined Chair and CEO structure provides Pardes with decisive and effective leadership with clearer accountability to our stockholders.

•	This structure allows one person to speak for and lead the Company and the Board.

•

The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board, our independent committee chairs and the experience, oversight and expertise of our non-management Directors.

•

The Board believes that the use of regular executive sessions of the non-management Directors, along with the Board’s strong committee system and majority of independent Directors will allow it to maintain effective oversight of management.

•

In our view, combining the roles potentially make our management and governance processes more effective by taking advantage of Mr. Wiggan’s extensive expertise in both roles and avoiding undesirable duplication of work and establishing clear lines of accountability and responsibility.

While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead the Board to conclude that a separation of these roles in the future is appropriate. Additionally, our Corporate Governance Guidelines provides that if the Chair of the Board of Directors is not independent, a lead independent director should be nominated and appointed. Consistent with our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is currently developing the roles and responsibilities for a lead independent director and believes that the addition of such a position will further enhance the Board’s oversight and governance capabilities. Duties of the lead independent director are anticipated to include, among other things: (i) presiding over executive sessions of the independent Directors; (ii) authorization to call meetings of the independent Directors; (iii) consulting with the Chair on board materials, meeting agendas and schedules; and (iv) serving as a liaison between the Chair and the independent directors of our Board. The Board anticipates that a lead independent director will be nominated and elected by a majority of the independent directors prior to the 2023 annual meeting of the stockholders.

As the combined Chair and CEO board structure has only been in place a short time, we have not held an executive session of the Board without management participation or an executive session with only independent directors as of the date of this proxy statement. In accordance with our Corporate Governance Guidelines, if no lead independent director is appointed, the director who presides at all these meetings in the future or the procedure by which the presiding director is selected will be disclosed in next year’s annual proxy statement.

Director Independence

The rules of the Nasdaq require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director. The Board has determined that each individual who serves on the Board, other than Dr. Lopatin, Dr. Tananbaum and Mr. Wiggans, qualifies as an independent director under Nasdaq listing standards.

Board & Committee Meetings and Attendance

During the fiscal year ended December 31, 2021 and prior to the consummation of the Business Combination on December 23, 2021, the board of directors of FSDC II established immediately following the initial public offering of FSDC II the following standing committees: audit committee, compensation committee and nominating and corporate governance committee. Prior to the closing of the Business Combination, the board of directors of FSDC II and its committees held the following number of meetings:

•	three board of directors meetings

•	four audit committee meeting

•	no compensation committee meeting

•	no nominating & corporate governance committee meeting.

Each of FSDC II’s then-incumbent directors (other than Dr. Tananbaum) attended more than 75% of the meetings of FSDC II’s board of directors and the committees of FSDC II’s board of directors on which he or she served during the fiscal year ended December 31, 2021 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Dr. Tananbaum recused himself from one of the three board of directors meetings, but attended all of the remaining board of directors meetings. Other than Dr. Tananbaum, all of the directors resigned from the FSDC II board of directors on the Closing Date.

There were no meetings of the Board of the Company or any of its committees in 2021 subsequent to the Closing Date of the Business Combination.

Director Attendance at Annual Meeting of Stockholders

Pursuant to our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administration functions. Prior to the Business Combination, FSDC II’s board of directors maintained three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee.

In connection with the consummation of the Business Combination and the contemporaneous disbanding of these committees, our Board established the following standing committees: audit committee, compensation committee, nominating and corporate governance committee and science and technology committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on Pardes’s website at www.pardesbio.com. Information contained on or accessible through Pardes’ website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

As of April 14, 2022, the membership of each committee of our Board is as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Science & Technology Committee
Mark Auerbach (*)	X (Chair)	X
Deborah M. Autor			X	X
Laura J. Hamill	X		X (Chair)
J. Jay Lobell	X	X (Chair)
James B. Tananbaum, M.D.		X	X
Michael D. Varney, Ph.D.				X (Chair)

(*)	Financial Expert

Below is a description of each committee of the Board.

Audit Committee

Our audit committee consists of Mark Auerbach, Laura J. Hamill, and J. Jay Lobell. The Board has determined each member of the audit committee is independent under the listing standards of the Nasdaq Stock Market (the “Listing Standards”), and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is Mark Auerbach. The Board has determined that Mr. Auerbach is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Stock Market. In arriving at this determination, the Board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	appointing, evaluating and compensating a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•

discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing policies on risk assessment and risk management;

•	reviewing related person transactions;

•

obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

The report of our audit committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Our compensation committee consists of J. Jay Lobell, Mark Auerbach, and James B. Tananbaum, M.D. The Board has determined that each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Board has determined each member of the compensation committee, other than Dr. Tananbaum, is independent under the Listing Standards. The Listing Standards provide that, under limited and exceptional circumstances, a director who is not a current officer or employee (or a family member of an officer or employee) of our Company, but who does not otherwise meet the independence criteria, (i) may serve as a member of compensation committee if such membership is in the best interests of our Company and our stockholders and (ii) such member does not serve longer than two years. The Board has elected to rely on this limited exception in appointing Dr. Tananbaum as a member of the compensation committee. In making this election, the Board considered Dr. Tananbaum’s extensive experience in the life sciences industry and the marketplace for life science executives in making this decision. The chairperson of the compensation committee is J. Jay Lobell. The primary purpose of the compensation committee is to discharge the responsibilities of the Board to oversee compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee include:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending to our Board the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

•

reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

•	reviewing and establishing general policies relating to compensation and benefits of our employees; and

•	reviewing our overall compensation philosophy.

The Board and the compensation committee has delegated, in accordance with applicable law, rules and regulations and our certificate of incorporation and bylaws, to an equity awards committee comprised of our chief executive officer, the authority to make certain types of equity awards to employees other than specified officers or directors under our 2021 Stock Option and Incentive Plan pursuant to the terms of such plan and the equity award guidelines approved by our compensation committee.

Please see the section entitled “Executive Officer and Director Compensation - Executive Compensation Overview” and “Executive Officer and Director Compensation —Director Compensation” for a description of our processes and procedures for the consideration and determination of executive officer and director compensation.

The charter of the compensation committee grants the compensation committee full authority to obtain, at our expense, advice and assistance from compensation consultants, legal counsel and other advisors as it deems appropriate to assist it in the evaluation of the compensation of directors, the principal executive officer or the other executive and non-executive officers of the Company, and the fulfillment of its other duties.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Laura J. Hamill, Deborah M. Autor and James B. Tananbaum, M.D. The Board has determined each member of the nominating and corporate governance committee, other than Dr. Tananbaum, is independent under the Listing Standards. The Listing Standards provide that, under limited and exceptional circumstances, a director who is not a current officer or employee (or a family member of an officer or employee) of our Company, but who does not otherwise meet the independence criteria, (i) may serve as a member of nominating and corporate governance committee if such membership is in the best interests of our Company and our shareholders and (ii) such member does not serve longer than two years. The Board has elected to rely on this limited exception in appointing Dr. Tananbaum as a member of the nominating and corporate governance committee. In making this election, the Board considered Dr. Tananbaum’s extensive experience in the life sciences industry and in serving on the board of directors of numerous organizations. The chairperson of our nominating and corporate governance committee is Laura J. Hamill.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our board of directors;

•	evaluating the performance of our Board and of individual directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans; and

•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Science & Technology Committee

Our science and technology committee consists of Michael D. Varney, Ph.D. and Deborah M. Autor. The Board has determined each member of the science & technology committee is independent under the Listing Standards. The chairperson of the science & technology committee is Michael D. Varney, Ph.D.

Specific responsibilities of our science & technology committee include:

•	reviewing our overall scientific, research and development strategies;

•	reviewing our research and development programs; and

•	reviewing and evaluating our regulatory compliance and quality programs.

Environmental, Social and Governance (ESG) Focus

Management and the Board recognize that, as we grow and advance our lead clinical product candidate, it will be important to also focus our corporate responsibility programs on issues that support long-term sustainability of our operations and manage relevant environmental, social and governance (ESG) risks. Our nominating and corporate governance committee will oversee and advise our Board on management of our strategy, initiatives, risks, opportunities and reporting on ESG matters. The committee will report to the full Board on ESG matters and our progress on sustainability initiatives.

Diversity & Inclusion

We have, since our inception, worked to create a high-performing, inclusive and diverse workforce, which is a core element of our operating culture. We have deliberately sought to secure top talent with a diversity of thought, experiences and backgrounds who are committed to making a difference in the lives of patients. We believe that, by embracing differences, we have a unique advantage in challenging the status quo to apply innovative thinking to the current pandemic. As of April 14, 2022, our workforce was approximately 52% women and approximately 46% Asian, Hispanic, Latino, Black or African American, and our senior leadership was 33% women or minorities.

We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Our recruitment, hiring, development, training, compensation and advancement at our Company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

Human Capital

We believe that our single most important asset that differentiates us now and into the future is our employees. Our human capital resource objectives include finding and attracting the best talent and inspiring them to bring their best to us each and every day. We strive to achieve these objectives through competitive compensation programs and cutting-edge benefits that are intended to meet employees where they are. Our culture underpins all that we do and is anchored in our core values of (i) lead with humility, respecting the diversity that makes us stronger, and encourage open and inclusive debate, (ii) being a change-maker, by solving problems through experience, expertise, resilience and ingenuity, (iii) innovating with integrity, and (iv) cultivating our chemistry through teamwork and accountability. We strive to be inclusive and diverse in thought, action and in the people who join us.

Board Diversity

Diversity is important to us, and we believe that our management and Board should be diverse, including a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. The nominating and corporate governance committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f). As shown below in the board diversity matrix, the Company was in compliance with the diversity requirements of Nasdaq Rule 5605(f) as of April 14, 2022.

Board Diversity Matrix (As of April 14, 2022)

Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	—	—
Part II: Demographics
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Directors who are Military Veterans	1

The Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and information security (with a particular focus on cybersecurity) and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our Company’s corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our Company’s policies and procedures designed to address such risks. Additionally, the nominating & corporate governance committee will provide oversight on environmental and social topics and risks. Our compensation committee assesses and monitor whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our Company. Our science & technology committee is responsible for assessing the Company’s overall scientific, research and development strategies and programs.

Director Nominations

Our Board will consider director candidates recommended for nomination by our stockholders during such times as the Board is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board must follow the procedures set forth in our Bylaws.

In accordance with our Corporate Governance Guidelines, the nominating & corporate governance committee is responsible for developing and recommending to the Board for its consideration and approval such criteria for prospective director candidates as the committee deems advisable. At a minimum, the nominating & corporate governance committee must be satisfied that each committee recommended nominee meets the following minimum qualifications: (i) experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) highly accomplished in his or her respective field, with superior credentials and recognition, (iii) well regarded in the community with a long-term reputation for the high ethical and moral standards, (iv) sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent the nominee has board of director experience, a demonstrated history of actively contributing at board meetings.

While we have not formally established any specific criteria or skills that are necessary for directors to possess, in general, in identifying and evaluating director nominees , the Board will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders. The nominating and corporate governance committee believes that the personal backgrounds and professional qualifications of our directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow our Board to promote the Company’s strategic objectives and fulfill its responsibilities to its stockholders.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Mark Auerbach, J. Jay Lobell, and James B. Tananbaum, M.D. Other than Dr. Tananbaum who served as President and Chief Executive Officer of FSDC II from August 2020 until the Closing Date of the Business Combination, no member of Pardes’s compensation committee has ever been an officer or employee of the Company. None of our current executive officers serves, or has served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our compensation committee.

Code of Business Conduct and Ethics

Pardes has adopted a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on Pardes’s website at www.pardesbio.com. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. Pardes intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits our executive officers, directors and designated employees and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities as collateral for loans.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, Attn: Corporate Secretary.

Each communication must set forth:

•	the name and address of the stockholder on whose behalf the communication is sent;

•	the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and

•	the reason for the communication, any request being made and rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for presentation to the Board or such individual director to which the communication is addressed. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through our engagement program, we remain focused on delivering on our research and clinical development strategies, and we will continue to enhance the transparency and disclosure of our financial, operational and environmental and governance performance.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Compensation Overview

Historically, our executive compensation program has reflected our growth and development-oriented corporate culture. To date, the compensation of our Chief Executive Officer and our other executive officers identified in the 2021 Summary Compensation Table below, who we refer to as the named executive officers, has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of restricted common stock awards and incentive stock options. Our named executive officers are eligible to participate in our retirement and health and welfare benefit plans to the same extent as other employees. We will continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit. At a minimum, we expect to review executive compensation annually with input from a compensation consultant. As part of this review process, we expect the Board and the compensation committee to apply our values and philosophy, while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Pardes’s named executive officers are Uri A. Lopatin, M.D., our former Chief Executive Officer, Heidi Henson, our Chief Financial Officer, and Philippe Tinmouth, our Chief Business and Strategy Officer, each of whom was an executive officer as of December 31, 2021. Effective March 1, 2022, Dr. Lopatin stepped down as our Chief Executive Officer and we appointed Thomas G. Wiggans as our Chief Executive Officer. The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for 2021 and 2020.

2021 Summary Compensation Table

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(i)		(j)
Uri A. Lopatin, M.D. Former Chief Executive Officer and President	2021	442,500	(3)	—	—	—	225,000	—		667,500
	2020	208,333		—	40	—	—	—		208,373
Heidi Henson Chief Financial Officer	2021	375,250	(4)	—	—	658,863	158,000	—		1,192,113
Philippe Tinmouth Chief Business and Strategy Officer	2021	37,670	(5)	—	—	2,394,650	—	49,667	(6)	2,481,987

(1)

The amount represents the aggregate grant date fair value of stock options awarded during 2021, calculated in accordance with the provisions of FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amount reported reflects the accounting cost for the options and does not correspond to the actual economic value that may be received by the named executive officer upon the exercise of the options or any sale of the underlying shares of our common stock.

(2)

On January 25, 2022, the Board (or a committee thereof) determined that we had achieved our corporate goals for 2021, which consisted of development, research and finance goals, and assessed the performance of our named executive officers who were eligible for 2021 bonuses. Each of Dr. Lopatin and Ms. Henson earned 100% of their target bonus opportunity as set forth in their executive offer letters. Mr. Tinmouth was not eligible for a 2021 bonus as he commenced employment with us on November 22, 2021.
(3)

Dr. Lopatin’s employment start date was February 29, 2020. His initial base salary was $200,000, which increased to $300,000 effective as of August 3, 2020 and on January 20, 2021, upon completion of Old Pardes Series A financing, Dr. Lopatin’s base salary was increased to $450,000. In each case, his base salary was pro-rated accordingly.

(4)	Ms. Henson’s employment start date was January 20, 2021, and her base salary was pro-rated accordingly. Ms. Henson was not a named executive officer for 2020.
(5)	Mr. Tinmouth’s employment start date was November 22, 2021, and his base salary was pro-rated accordingly. Mr. Tinmouth was not a named executive officer for 2020.
(6)	Mr. Tinmouth was hired as a consultant from June 2021 through mid-November 2021, prior to his commencement of employment with us. This amount represents consulting fees earned by Mr. Tinmouth in 2021.

Narrative Disclosure to Summary Compensation Table

Our Board and/or compensation committee review compensation annually for all employees, including our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the compensation committee and the Board, as applicable, consider compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our compensation committee is primarily responsible for determining the compensation for our executive officers. Our compensation committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the Chief Executive Officer and recommends the compensation for the Chief Executive Officer to our Board for approval. Our Board discusses the compensation committee’s recommendation and ultimately approves the compensation of our Chief Executive Officer without members of management present. Our compensation committee has the authority to engage the services of a compensation consultant or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions. During 2021, the compensation committee retained the services of Aon, plc. as its external compensation consultant to advise on executive compensation matters including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our Board. Aon, plc. reports directly to our compensation committee. Prior to engaging Aon, plc, our compensation committee assessed its independence consistent with Listing Standards and concluded that the engagement of such consultant did not raise any conflict of interest.

Base Salaries

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board taking into account each individual’s role, responsibilities, skills, and expertise. During fiscal year 2021, Dr. Lopatin’s annual base salary was initially $300,000 and was increased to $450,000 on January 20, 2021, Ms. Henson’s annual base salary was $395,000, and Mr. Tinmouth’s annual base salary was $390,000.

The amounts provided above were paid pursuant to the terms of each named executive officer’s employment agreement or offer letter, in each case, as described below.

Non-Equity Incentive Plan Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program and to provide incentives necessary to attract and retain executive officers. Each of the named executive officers was eligible to receive an annual performance-based cash bonus based on specified target annual bonus award amount expressed as a percentage of the name executive officer’s base salary. Dr. Lopatin, Ms. Henson and Mr. Tinmouth’s target bonus award percentages of base salary are as follows:

Name	Target Percentage
Uri A. Lopatin, M.D.	50%
Heidi Henson	40%
Philippe Tinmouth	40%

The Board (or a committee thereof) determined that we had achieved our corporate goals for 2021, which consisted of development, research and finance goals, and assessed the performance of our named executive officers who were eligible for 2021 bonuses. Each of Dr. Lopatin and Ms. Henson earned 100% of their target bonus opportunity. Mr. Tinmouth did not participate in our annual cash incentive bonus program in 2021 due to his employment commencing in November 2021. For performance in 2022, all named executive officers will participate in our Senior Executive Cash Incentive Bonus Plan.

Equity Incentive Compensation

Each granted stock option award issued in fiscal year 2021 is described in the table under “Outstanding Equity Awards at 2021 Fiscal Year End” below.

Employee Benefit Plans

Pardes’s named executive officers are eligible to participate in Pardes’s employee benefit plans, including Pardes’s medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of Pardes’s other employees. Pardes also maintains a 401(k) plan for the benefit of its eligible employees, including the named executive officers, as discussed in the section “401(k) Plan” below.

401(k) Plan

We maintain a 401(k) retirement savings plan (the “401(k) Plan”) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Internal Revenue Service. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We do not currently provide for matching contributions under our 401(k) Plan.

Employment Arrangements and Severance Agreements with Our Named Executive Officers

We have entered into executive offer letters with each of our named executive officers. We adopted an executive severance plan in connection with the consummation of the Business Combination (the “Executive Severance Plan”), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of Pardes. All of the named executive officers participate in the Executive Severance Plan and the terms of the Executive Severance Plan replaced the severance provisions in such named executive officers’ offer letters, except that the acceleration of vesting with respect to a portion of the executive’s unvested equity awards that were outstanding as of December 23, 2021 in connection with certain “qualified terminations” outside of the “change in control” period were retained.

Offer Letters

Uri A. Lopatin, M.D. In April 2020, we entered into an offer letter with Dr. Lopatin, or the First Lopatin Offer Letter, and further amended and restated the First Lopatin Offer Letter on December 23, 2020, or the A&R Lopatin Offer Letter. Until March 1, 2022, Dr. Lopatin served as our Chief Executive Officer and effective as of March 1, 2022, Dr. Lopatin transitioned to Chief Scientific and Strategic Advisor, a non-executive employee role. The A&R Lopatin Offer Letter, which remained in effect following Dr. Lopatin’s transition to a non-executive employee role, provides for Dr. Lopatin’s at-will employment and participation in our benefit plans generally. Dr. Lopatin’s current annual base salary is $468,000. Effective as of March 25, 2022, Dr. Lopatin entered into the Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”) and Consulting Agreement (the “Consulting Agreement”) with the Company. The Separation Agreement provides that until April 30, 2022, Dr. Lopatin will continue as our full-time employee in the role of Chief Scientific and Strategic Advisor and will continue to receive his base salary at his current annualized rate. Commencing May 1, 2022 and continuing through July 31, 2022 (the “Separation Date”), Dr. Lopatin’s hours will be reduced and his annualized base salary will be subject to proportionate reduction upon reduction in hours. Immediately following the Separation Date, Dr. Lopatin will transition to a consultant pursuant to the Consulting Agreement. Dr. Lopatin will also remain on our Board as a Class III director until our 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or, if sooner, until his earlier death, resignation or removal. Following the Separation Date, Dr. Lopatin will be entitled to compensation for his board service consistent with the compensation provided to other non-employee directors under our Non-Employee Director Compensation Policy. Pursuant to the Separation Agreement, subject to Dr. Lopatin agreeing to a release of claims in favor of us and complying with certain other continuing obligations contained therein, we will provide Dr. Lopatin the severance benefits of a Tier 1 Executive under the terms and conditions set forth in Section 6 of the Executive Severance Plan, including (i) a severance amount equal to 12 months of his annual base salary in effect as of the date the Separation Agreement was signed and (ii) up to 12 months of monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for Dr. Lopatin if he had remained employed by us based on the premiums as of the date of the Separation Date. Dr. Lopatin also executed the Consulting Agreement with the Company to be effective immediately following the Separation Date. Under the Consulting Agreement, Dr. Lopatin will additionally serve as a part-time consultant providing scientific and strategic advisory services and other projects as may be requested by the Chief Executive Officer until March 2, 2024, unless earlier terminated by either party in accordance with the terms of the Consulting Agreement, at a rate of $400 per hour. As a condition to Dr. Lopatin’s employment under the First Lopatin Offer Letter and continued employment under the A&R Lopatin Offer, Dr. Lopatin is subject to our Confidential Information and Invention Assignment Agreement.

Heidi Henson. In January 2021, we entered into an offer letter with Ms. Henson (the “Henson Offer Letter”). Ms. Henson currently serves as our Chief Financial Officer. The Henson Offer Letter provides for Ms. Henson’s at-will employment. Ms. Henson’s current annual base salary is $412,000, which is subject to review and modification. In addition, Ms. Henson is eligible for an annual bonus with a target amount equal to 40% of her annual base salary and to participate in our benefit plans generally. Ms. Henson participates in the Executive Severance Plan as a Tier 2 Executive. Additionally, in the event that Ms. Henson’s employment is terminated by us without “cause” (and other than due to Ms. Henson’s death or disability) or Ms. Henson resigns for “good reason” (as each terms are defined in the Executive Severance Plan) (each such termination a “qualifying termination”) outside of the change in control period, then pursuant to Ms. Henson’s Offer Letter and the equity awards held by her as of the December 23, 2021 and subject to the execution and effectiveness of general release of claims, Ms. Henson will be entitled to receive, in addition to the benefits afforded under the Executive Severance Plan, nine (9) months of accelerated vesting of all outstanding unvested equity awards held by Ms. Henson as of the Closing Date to the extent provided in such equity award. As a condition of employment, Ms. Henson executed and is subject to a Proprietary Information, Inventions and Assignment Agreement.

Philippe Tinmouth. In November 2021, we entered into an offer letter with Mr. Tinmouth (the “Tinmouth Offer Letter”). Mr. Tinmouth currently serves as our Chief Business and Strategy Officer. The Tinmouth Offer Letter

provides for Mr. Tinmouth’s at-will employment. Mr. Tinmouth’s current annual base salary is $390,000, which is subject to review and modification. In addition, Mr. Tinmouth is eligible for an annual bonus with a target amount equal to 40% of his annual base salary which target payout percentage may be increased to up to 200% of Mr. Tinmouth’s base salary in the event of successful transaction(s) or partnership(s) during the performance year that, in the reasonable good faith discretion of the Board or its compensation committee, substantially increases shareholder value. Mr. Tinmouth participates in the Executive Severance Plan as a Tier 2 Executive and also participates in our benefit plans generally. Additionally, in the event that Mr. Tinmouth’s employment is terminated by us without “cause” (and other than due to Mr. Tinmouth’s death or disability) or Mr. Tinmouth resigns for “good reason” (as each terms are defined in the Executive Severance Plan) (each such termination a “qualifying termination”) outside of the change in control period, then pursuant to Mr. Tinmouth’s Offer Letter and the equity award held by him as of the Closing Date and subject to the execution and effectiveness of general release of claims, Mr. Tinmouth will be entitled to receive, in addition to the benefits afforded under the Executive Severance Plan, nine (9) months of accelerated vesting of all outstanding unvested equity awards held by Mr. Tinmouth as of December 23, 2021 to the extent provided in such equity award. As a condition of employment, Mr. Tinmouth executed and is subject to a Proprietary Information, Inventions and Assignment Agreement.

Pardes Biosciences Inc. Executive Severance Plan

The Executive Severance Plan provides that upon a termination of employment by us other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning three months prior to the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of Pardes and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 12 months for the Tier 1 Executive (i.e., the Company’s CEO), 9 months for each Tier 2 Executive (i.e., the C-level executives of the Company, including the named executive officers other than the CEO) and six months for each Tier 3 Executive (i.e., the VP-level executives of the Company), of the participant’s annual base salary in effect immediately prior to such termination, and (ii) up to 12 for the Tier 1 Executive, 9 for each Tier 2 Executive and 6 for each Tier 3 Executive, monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination, in each case payable over 12 months for the Tier 1 Executive, 9 months for each Tier 2 Executive and 6 months for each Tier 3 Executive. In addition, for the Tier 1 Executive and each Tier 2 Executive, with respect to outstanding and unvested equity awards held by the participant and granted prior to December 23, 2021, such equity awards will be subject to any acceleration of vesting provisions as specified in the terms of the applicable award agreements.

The Executive Severance Plan also provides that upon a termination of employment by us other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of an a separation agreement and release containing, among other provisions, an effective release of claims in favor of Pardes and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 18 months for the Tier 1 Executive, 12 months for each Tier 2 Executive, and 6 months for each Tier 3 Executive, following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of Pardes that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable in the plan administrator’s discretion or to the extent specified in the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Outstanding Equity Awards at 2021 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards(*)(1)						Stock Awards(*)(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Uri A. Lopatin, M.D. Former Chief Executive Officer	2/29/2020	—	—		—	—	3,050,218	(4)	49,932,069
Heid Henson Chief Financial Officer	3/18/2021		241,593	(5)	3.88	3/17/2031
	7/1/2020	—	—		—	—	181,840	(6)	2,976,721
	10/1/2020						24,930	(7)	408,104
Philippe Tinmouth Chief Business & Strategy Officer	11/23/2021	—	422,340	(8)	8.19	11/22/2031
	7/27/2021	—	28,156	(9)	4.94	7/26/2031	—		—

(*)

All option awards were granted under the 2021 Stock Option and Incentive Plan, as amended from time to time. Option awards and stock awards are presented on a post-closing of the Business Combination basis. In connection with the Business Combination contemplated under, and pursuant to, the Merger Agreement, each outstanding option to purchase shares of Old Pardes common stock was converted into an option to purchase shares of our Common Stock equal to the number of shares subject to such option prior to the consummation of the Business Combination multiplied by 1.4078 (rounded down to the nearest share), with the per share exercise price equal to the exercise price divided by 1.4078 (rounded up to the nearest cent). The option shares and exercise price per share set forth in this table reflect the as converted shares and exercise price per share. Such converted options shall remain subject to the same terms and conditions as set forth under the applicable original option award prior to the conversion, but were assumed and reissued under the 2021 Stock Option and Incentive Plan. In connection with the Business Combination, and pursuant to the Merger Agreement, the outstanding restricted stock of Old Pardes common stock was converted into restricted shares of our Common Stock equal to the number of shares subject to the restricted stock award multiplied by 1.4078 with the repurchase price was converted to equal the original purchase price divided by 1.4078. Such restricted stock shall remain subject to the same terms and conditions set forth under the applicable restricted stock award agreement.
(1)

The vesting of each stock option is subject to the named executive officer’s continuous service with us through the applicable vesting dates. Each of our named executive officers are entitled to accelerated vesting of all or a portion of their outstanding unvested equity awards upon a qualifying termination. For additional discussion, please see “—Employment Arrangements and Severance Agreements with Our Named Executive Officers” and “—Pardes Biosciences Inc. Executive Severance Plan.”

(2)

The vesting of each restricted stock award is subject to the named executive officer’s continuous service with us through the applicable vesting dates. Each of our named executive officers are entitled to accelerated vesting of all or a portion of their outstanding unvested equity awards upon a qualifying termination. For additional discussion, please see “—Employment Arrangements and Severance Agreements with Our Named Executive Officers” and “—Pardes Biosciences Inc. Executive Severance Plan.”

(3)	Based on the closing sales price of $16.37 per share for our common stock on the Nasdaq Stock Market as of December 31, 2021.
(4)

This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and the named executive officer in connection with the named executive officer’s commencement of employment with us. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on February 29, 2021 (or if no corresponding date, March 1, 2021) and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to the applicable named executive officer’s continued service relationship with us through each applicable date.

(5)	Option award vests over 4 years with 25% vesting on January 20, 2022 and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.
(6)

This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and the named executive officer in connection with the named executive officer’s services for us as a consultant in 2020 prior to her commencing employment with us in 2021. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on July 1, 2021 and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to the applicable named executive officer’s continued service relationship with us through each applicable date.

(7)

This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and the named executive officer in connection with the named executive officer’s services for us as a consultant in 2020 prior to her commencing employment with us in 2021. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on October 1, 2021 and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to the applicable named executive officer’s continued service relationship with us through each applicable date.

(8)	Option award vests over 4 years with 25% vesting on November 22, 2022 and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.
(9)

Option award was granted to the named executive officer in connection with the named executive officer’s services for us as a consultant prior to his commencing employment with us in November 2021. Option award vests over 2 years with 50% vesting on June 23, 2022 and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily because our compensation programs are designed to create a greater focus on long-term value creation while balancing the need to meet shorter-term goals. The framework and goals of our annual performance-based incentive plan are consistent for all employees. Further all compensation decisions for our executive officers are approved by the compensation committee, while the chief executive officer’s compensation requires further approval by its Board.

In addition, the compensation committee is responsible for reviewing and approving the design, goals and payouts under our annual bonus plan and equity incentive program for our named executive officers. The compensation committee directly engages an independent compensation consultant who advises on market competitive and best practices, as well as any potential risks related to its compensation programs. This includes pay mix, compensation vehicles, pay for performance alignment, performance measures and goals, payout maximums, vesting periods and compensation committee oversight and independence. Based on all the factors mentioned, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Director Compensation

Non-Employee Director Compensation Policy

We adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$35,000
Additional retainer for annual service as non-executive chairperson	$30,000

Additional Annual Retainer for Committee Membership
Annual service as audit committee chairperson	$15,000
Annual service as member of the audit committee (other than chair)	$7,500
Annual service as compensation committee chairperson	$10,000
Annual service as member of the compensation committee (other than chair)	$5,000
Annual service as nominating and corporate governance committee chairperson	$8,000
Annual service as member of the nominating and corporate governance committee (other than chair)	$4,000
Annual service as science and technology committee chairperson	$8,000
Annual service as member of the science and technology committee (other than chair)	$4,000

In addition, our policy provides that, upon initial election or appointment to the Board, each non-employee director will be granted a non-statutory stock option to purchase 75,000 shares of our Common Stock on the date of such director’s election or appointment to the Board, (“the Director Initial Grant”), subject to market checks around the time the award is granted. The Director Initial Grant will vest in substantially equal monthly installments over the three years, subject to a continued service relationship with us. On the date of each annual meeting of stockholders of Pardes, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 37,500 shares of our common Stock, (the “Director Annual Grant”), subject to market checks around the time the award is granted. If a new non-employee director joins the Board and receives a Director Initial Grant within three months of the annual meeting of stockholders, then such non-employee director will not be granted a Director Annual Grant at that annual meeting of stockholders. The Director Annual Grant will vest in substantially equal monthly installments over twelve months but shall vest in full on the date of our next annual meeting of stockholders if earlier than the first anniversary of the grant date, subject to a continued service relationship with us. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of our company. All of the foregoing stock options would be granted with a per share exercise price equal to the fair market value of a share of our Common Stock on the date of grant and would have a 10-year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any of our non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

Director’s fees are prorated to the date the director is appointed or elected. We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof. Employee directors will receive no additional compensation for their service as a director.

Non-Employee Director Compensation Table - 2021

The following table presents the total compensation for each person (i) who served as a non-employee member of our Board during 2021 and continues to serve as a director, and (ii) who received compensation for such service during the fiscal year ended December 31, 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards to, or pay any other compensation to such individuals. Uri A. Lopatin, M.D, our former Chief Executive Officer, did not receive any compensation for his service as a member of our board of directors during 2021. Dr. Lopatin’s compensation for services as an employee for fiscal 2021 is presented in “Executive Compensation Overview – 2021 Summary Compensation Table.” Thomas G. Wiggans was not a member of the Board during 2021.

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(6)	Option Awards ($)(3)(4)		Total ($)
Mark Auerbach	2,096	1	489,450		491,547
Deborah M. Autor	1,060	—	725,850	(5)	726,910
Laura J. Hamill	1,245	—	726,019	(5)	727,264
J. Jay Lobell	1,295	—	489,450		490,745
James B. Tananbaum	1,085	—	489,450		490,535
Michael D. Varney	1,060	1	489,450		490,511

(1)	Represents the pro-rated fees for the non-employee directors who were appointed to serve as our director on December 23, 2021 in connection with the Business Combination.
(2)

As of December 31, 2021, the aggregate number of shares of Common Stock subject to unvested restricted stock awards held by our non-employee directors was as follows: 54,259 for Mr. Auerbach and 50,594 for Dr. Varney.

(3)

As of December 31, 2021, the aggregate number of shares of Common Stock subject to outstanding options held by our non-employee directors was as follows: 75,000 shares for each of Mr. Auerbach, Mr. Lobell, Dr. Tananbaum and Dr. Varney and 145,390 shares for each of Ms. Autor and Ms. Hamill.

(4)

The amount represents the aggregate grant date fair value of stock options awarded during 2021, calculated in accordance with the provisions of FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. The amount reported reflects the accounting cost for the options and does not correspond to the actual economic value that may be received by the non-employee director upon the exercise of the options or any sale of the underlying shares of our common stock.

(5)

Includes awards issued by Old Pardes in 2021 to such individuals prior to the consummation of the Business Combination. In connection with the Business Combination, and pursuant to the Merger Agreement, each outstanding option to purchase shares of Old Pardes common stock was converted into an option to purchase shares of our Common Stock equal to the number of shares subject to such option prior to the consummation of the Business Combination multiplied by 1.4078 (rounded down to the nearest share), with the per share exercise price equal to the exercise price divided by 1.4078 (rounded up to the nearest cent). Such converted options shall remain subject to the same terms and conditions as set forth under the applicable option award prior to the conversion, but was assumed and reissued under the 2021 Stock Option and Incentive Plan.
(6)

In connection with the Business Combination, and pursuant to the Merger Agreement, outstanding restricted stock of Old Pardes common stock was converted in restricted shares of our Common Stock equal to the number of shares subject to the restricted stock award multiplied by 1.4078 with the converted repurchase price equal to the purchase price divided by 1.4078. Such restricted stock shall remain subject to the same terms and conditions set forth under the applicable restricted stock award agreement. As adjusted for the Business Combination, Mr. Auerbach and Mr. Varney received 70,390 shares and 35,195 shares, respectively, of restricted stock awards during 2021 for board services. The amounts reported represent the aggregate grant date fair value of the restricted stock awards granted to such individuals during 2021, calculated in accordance with FASB ASC Topic 718. The amounts reported in this column reflect the accounting cost for these restricted stock awards and do not correspond to the actual economic value that may be received by our non-employee directors upon the vesting of the restricted stock awards or any sale of the underlying shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Upon the closing of the Business Combination, we adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Our policy requires us to avoid, wherever possible, all Related Person Transactions (as defined below) that could result in actual or potential conflicts of interests, except in accordance with the procedures approved by the audit committee.

A “Related Person Transaction” is a transaction, arrangement or relationship in which we or any of our subsidiaries were, are or will be a participant, and in which any related person had, has or will have a direct or indirect material interest. This also includes any material amendment or modification to an existing Related Person Transaction. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors or director nominees;

•	any person who is known by us to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The audit committee of our Board will have the responsibility for reviewing and approving any related person transactions. In reviewing any related person transaction, the audit committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the related person transaction. Additionally, we require each of our directors and officers to complete annually a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Certain Related-Party Transactions

Below are our related person transactions since January 1, 2021, to which we have been a party, other than compensation, termination, change in control and other arrangements, which are described in the sections titled “Executive Officer and Director Compensation.”

Registration Rights Agreement

On the Closing Date, the Company, Old Pardes, the FSDC II Investors (as defined below) and the Major Pardes Investors (as defined below) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the FSDC II Investors and the Major Pardes Investors (collectively, the “Investors”) are granted certain registration rights with respect to registrable securities (as defined in the Registration Rights Agreement) held by them. The FSDC II Investors include Sponsor, Daniel

Dubin, Owen Hughes and Deepa Pakianathan. The Major Pardes Investors include Foresite Capital Opportunity Fund V, L.P., Foresite Capital Fund V, L.P., Khosla Ventures Seed D, LP, Khosla Ventures VII, LP and GMF Pardes, LLC, Uri A. Lopatin, M.D., Lopatin Descendants’ Trust, Lee D. Arnold, Ph.D., Brian P. Kearney PharmD, Heidi Henson, Elizabeth H. Lacy, Mark Auerbach, and Michael D. Varney, Ph.D.

In particular, the Registration Rights Agreement provides for the following registration rights:

•

Demand registration rights. At any time after the Closing Date, and following the expiration of any lock-up to which an Investor may be subject, Pardes will be required, upon the written request of either (i) FSDC II Investors holding a majority of the Registrable Securities held by all FSDC II Investors or (ii) Major Pardes Investors holding at least 30% of the Registrable Securities held by all Major Pardes Investors, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-1 or any similar long-form registration statement or, if then available, on Form S-3, and use reasonable best efforts to effect the registration of all or part of their registrable securities requested to be included in such registration by the Investors.

•

Shelf registration rights. Pardes will be required, to file a shelf registration statement pursuant to Rule 415 of Securities Act as soon as practicable after the Closing Date but in no event later than thirty (30) calendar days after the Closing Date registering the resale from time to time of all of the registrable securities then held by Investors that are not covered by an effective registration statement on the filing date. Pardes will use reasonable best efforts to cause the resale shelf registration statement to be declared effective as soon as possible after filing. At any time Pardes has an effective shelf registration statement, and assuming the expiration of the Lock-up Period (as defined in the Registration Agreement), if the Company shall receive a request from Investors holding registrable securities with an estimated market value of at least $5,000,000, to effect an underwritten shelf takedown, Pardes shall use its reasonable best efforts to as expeditiously as possible to effect the underwritten shelf takedown.

•

Limits on demand registration rights and shelf registration rights. Pardes shall not be obligated to effect: (a) more than one (1) demand registration or underwritten shelf takedown during any six-month period; (b) any demand registration at any time there is an effective resale shelf registration statement on file with the SEC; (c) more than two underwritten demand registrations in respect of all registrable securities held by the FSDC II Investors, including those made under a shelf registration statement, or (d) more than two underwritten demand registrations in respect of all registrable securities held by the Major Pardes Investors, including those made under a shelf registration statement.

•

Piggyback registration rights. At any time after the first anniversary of the Closing Date, if Pardes proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the Investors are entitled to include their registrable securities in such registration statement, subject to customary cut-back rights.

•

Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by Pardes and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which Pardes is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to Pardes, and holders of registrable securities are obligated to indemnify Pardes for material misstatements or omissions attributable to them.

•

Registrable securities. Securities of Pardes shall cease to be registrable securities upon the earlier of (i) tenth anniversary of the Closing Date and (ii) the date as of which (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (2) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, or with respect to any

Investor, securities of such Investor shall cease to be registrable securities, on the earlier of (x) the date such Investor ceases to hold at least 1% of the registrable securities or (y) if such Investor is an individual and such Investor is a director or an executive officer of Old Pardes or FSDC II as of immediately prior to the consummation of the merger contemplated under the Merger Agreement (the “Merger”), the date when such Investor is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

Voting Agreement

On the Closing Date, Pardes, Sponsor and certain stockholders of Pardes (collectively, the “Voting Parties”) entered into a Voting Agreement, pursuant to which each Voting Party agrees to vote all voting securities of Pardes that it owns from time to time and that it may vote in an election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of the Voting Agreement, whether at a regular or special meeting of stockholders.

Pursuant to the Voting Agreement, the Board immediately following the closing of the Business Combination was comprised of seven directors, which was divided into three (3) classes, designated Class I, II and III, with Class I initially consisting of two directors (the “Class I Directors”), Class II initially consisting of two directors (the “Class II Directors”) and Class III initially consisting of three directors (the “Class III Directors”). J. Jay Lobell and Deborah M. Autor constituted the initial Class I Directors, the members of which have an initial term that expires at the annual meeting of stockholders of the Company held in 2022; Michael D. Varney, Ph.D. and Laura J. Hamill constitute the initial Class II Directors, the members of which have an initial term that expires at the annual meeting of stockholders of the Company held in 2023; and Uri A. Lopatin, M.D., Mark Auerbach and James B. Tananbaum, M.D. constitute the initial Class III Directors, the members of which have an initial term that expires at the annual meeting of stockholders held in 2024. At least a majority of the Board shall qualify as Independent Directors.

Pursuant to the Voting Agreement, the Voting Agreement shall be in effect until the consummation of the 2024 annual stockholdings meeting (the “Term”), provided however, if at any time during the Term the Sponsor owns less than 1,385,937 shares of Class A Common Stock of the Company (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event), the rights of the Sponsor and the obligations of the Board shall automatically terminate.

Pursuant to the Voting Agreement, Old Pardes shall have the authority to appoint six directors to the Board, with such procedures as are determined by Old Pardes’s Board.

All directors elected pursuant to the terms of the Voting Agreement shall be removed from the Board (a) only upon the vote or written consent of the Voting Party that is entitled to nominate such director or (b) pursuant to the vote of the Company’s stockholders at any annual or special meeting of stockholders. Upon any individual elected to serve as a director pursuant to the Voting Agreement ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to nominate such individual shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to nominate the applicable director under the Voting Agreement.

Lockup Agreement

On the Closing Date, Pardes and certain of its stockholders and optionholders (the “Stockholders Parties”) entered into a Lockup Agreement pursuant to which such Stockholder Parties agreed not to transfer any shares of Common Stock or options to purchase Common Stock received as Merger consideration (the “Covered Equity Interest”) for a period of 180 days following the Closing Date. Notwithstanding the foregoing, any Stockholder Party that is an executive officer or director shall be allowed to establish a 10b5-1 trading plan during the lockup period, provided that no trades are made under the plan during the 180 day lock-up period.

Certain Relationships and Related Person Transaction – GMF Pardes LLC

In connection with the Business Combination, as part of the sale of 7,500,000 newly issued shares of Common Stock in a private placement concurrent with the Business Combination for an aggregate purchase price of $75.0 million (the “PIPE Investment”), GMF Pardes LLC, an affiliate of our director J. Jay Lobell entered into a subscription agreement to purchase an aggregate of 500,000 shares of Common Stock at a purchase price of $10 per share in such private placement.

Certain Relationships and Related Person Transactions – FSDC II

On August 26, 2020, the Sponsor purchased an aggregate 2,875,000 shares of FSDC II’s class B common stock for a total purchase price of $25,000, or approximately $0.009 per share. On January 22, 2021, the Sponsor transferred 30,000 shares of FSDC II’s class B common stock to each of Daniel Dubin, M.D., Owen Hughes and Deepa Pakianathan, Ph.D., at their original per-share purchase price, for an aggregate of 90,000 shares of FSDC II’s class B common stock transferred. On February 5, 2021, we effected a 1:11/2 stock split of the Class B Common Stock and on February 16, 2021, we effected a 1:11/6 stock split of the Class B common stock, resulting in the Sponsor holding an aggregate of 4,941,250 shares of FSDC II’s class B common stock and there being an aggregate of 5,031,250 shares of FSDC II class B common stock (the “Founder Shares”) outstanding. The number of Founders Shares outstanding was determined based on the expectation that the total size of the FSDC II initial public offering (the “FSDC II IPO”) would be a maximum of 20,125,000 shares of Class A Common Stock if the underwriters’ over-allotment option was exercised in full, and therefore that such Founders Shares would represent 20% of the issued and outstanding shares of common stock (excluding the 602,500 shares of Class A Common Stock originally purchased by Sponsor in a private placement simultaneously with the closing of FSDC II IPO (the “Private Placement Shares”) after such offering.

The Sponsor purchased 602,500 Private Placement Shares at a price of $10.00 per share, or $6,602,500 in the aggregate, in a private placement that closed simultaneously with the FSDC II IPO.

Pursuant to a letter agreement dated February 16, 2021 delivered to FSDC II, the holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the Closing of the Business Combination and (ii) the date following the Closing of the Business Combination on which Pardes completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing of the Business Combination, the Founder Shares will be released from the lockup under this letter agreement. The foregoing description of the lock-up provisions under this letter agreement does not purport to be complete and is qualified in its entirety by the full text of the letter agreement, a copy of which is attached as Exhibit 10.8 to the Company’s Form 10-K and is incorporated herein by reference.

Until the Closing Date, FSDC II utilized office space at 900 Larkspur Landing Circle, Suite 150, Larkspur, CA 94939 from the Sponsor. Following the closing of the FSDC II IPO, FSDC II paid an affiliate of the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of its management team pursuant to the terms of an administrative services agreement between FSDC II and the Sponsor, which terminated as of the Closing Date of the Business Combination.

The Sponsor and FSDC II’s executive officers and directors were reimbursed for any out-of-pocket expenses incurred in connection with activities on FSDC II’s behalf, in connection with the completion of an initial business combination, such as identifying potential target businesses and performing due diligence on suitable Business Combinations. No compensation of any kind, including finder’s and consulting fees, were paid by FSDC II to the Sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination.

The Sponsor loaned FSDC II $200,000 to be used for a portion of the expenses of the FSDC II IPO. These loans were non-interest bearing and were payable upon the closing of the FSDC II IPO. These loans were fully repaid on February 19, 2021.

In connection with the Business Combination, as part of the PIPE Investment, certain affiliates of Sponsor entered into subscription agreements to purchase an aggregate of 1,000,000 shares of Common Stock at a purchase price of $10 per share in a private placement.

Previously, FSDC II entered into a registration rights agreement (the “prior registration rights agreement”) with respect to the Founders Shares and Private Placement Shares. The holders of these securities were entitled to make up to three demands, excluding short form demands, that FSDC II register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of FSDC II’s initial business combination. FSDC II bears the expenses incurred in connection with the filing of any such registration statements. As part of the prior registration rights agreement, certain holders of registrable securities agreed to a lock-up period of one year from the Closing of the Business Combination

In connection with the Closing of the Business Combination, the FSDC II Investors and certain other stockholders entered into the Registration Rights Agreement with FSDC II and Pardes that replaced the prior registration rights agreement. For more information on the Registration Rights Agreement, see “Certain Relationships and Related Person Transactions – Registration Rights Agreement.”

In connection with the execution of the Merger Agreement, the FSDC II Investors entered into support agreements with FSDC II, Old Pardes and Sponsor. Under such support agreements, each such stockholder agreed to vote, at any meeting of the stockholders of FSDC II, and in any action by written consent of the stockholders of FSDC II, all of such stockholder’s Class B Common Stock of FSDC II (i) in favor of (A) the Merger Agreement, (B) certain proposals requiring approval by the stockholders of the Company in connection with Business Combination, and (C) the transactions contemplated by the Merger Agreement and the Company Support Agreement, and (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and the approval of such stockholder proposals. In addition, such support agreements prohibit each such stockholder from, among other things, selling, assigning or transferring any Class B Common Stock of FSDC II held by such stockholder or taking any action that would prevent or disable such stockholder from performing its obligations under the support agreement.

In addition, in connection with the Closing of the Merger, the Sponsor and certain other stockholders entered into a Voting Agreement with Pardes. For more information on the Voting Agreement, see “Certain Relationships and Related Party Transactions — Voting Agreement.”

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. Our Certificate of Incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Certain Relationships and Related Person Transactions – Old Pardes

Series A Preferred Stock Financing

On January 26, 2021, Old Pardes concluded the closing of its Series A Preferred Stock financing, pursuant to its Series A Preferred Stock Purchase Agreement, (the “Series A Purchase Agreement”), at which Old Pardes issued an aggregate of 13,756,122 shares (9,771,425 shares as originally issued) of Series A Preferred Stock at a purchase price of $4.5541 per share, 3,967,207 shares (2,818,034 shares as originally issued) of Series A-1 Preferred Stock at a purchase price of $1.2420 per share, 852,908 shares (605,850 shares as originally issued) of

Series A-2 Preferred Stock at a purchase price of $2.4841 per share and 1,024,956 shares (728,058 shares as originally issued) of Series A-3 Preferred Stock at a purchase price of $2.8981 per share (together, the “Series A Preferred Stock”). In connection with the Series A Purchase Agreement, certain holders of Old Pardes’s capital stock exchanged Simple Agreements for Future Equity (“SAFEs”) held by such holders for Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement. Khosla Ventures D, LP, a holder of more than 5% of Old Pardes’s capital stock, and Sara Lopatin, an immediate family member of Old Pardes’s chief executive officer, Uri A. Lopatin, M.D. exchanged SAFEs in the following amounts in connection with the Series A Purchase Agreement:

Name of Old Pardes Affiliate	Number of Shares of Series A-1 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-1 Preferred Stock	Number of Shares of Series A-2 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-2 Preferred Stock	Number of Shares of Series A-3 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-3 Preferred Stock
Khosla Ventures Seed D, LP	2,415,458	$3,000,000	—	—	—	—
Sara Lopatin	—	—	40,256	$100,000	17,252	$50,000

Entities affiliated with the Sponsor and FSDC II’s officers and directors own 7,759,113 shares (5,511,517 shares as originally issued) Series A Preferred Stock of Old Pardes, acquired at a purchase price of $4.5541 per share, or approximately $25,100,000 in the aggregate. Such shares would be valued (on an as converted basis) at approximately $77,590,720 at the conversion ratio of 1.4078 of Pardes’s shares to Common Stock in the Merger as of December 23, 2021, and based on a $10.00 per share price of the Common Stock in the PIPE Investment.

SAFE Agreement

On July 20, 2020 and December 11, 2020, Old Pardes entered into two SAFE Agreements with Sara Lopatin, an immediate family member of Old Pardes’s chief executive officer, Uri A. Lopatin, M.D., in an aggregate amount of $150,000.

Convertible Notes

On November 15, 2021, we entered a convertible note purchase agreement providing for the purchase and sale of up to $25.0 million of unsecured convertible promissory term notes (the “Convertible Notes”). As of November 15, 2021, we issued Convertible Notes for an aggregate principal amount of $10.0 million to certain of our stockholders affiliated with the Sponsor and FSDC II. The Convertible Notes accrued interest at the annual rate of 4% per annum and had a stated maturity date of October 31, 2022. The Convertible Notes were due and payable at the earlier of the closing under the Merger Agreement, the closing of a “corporate transaction” and at any time on or after the maturity date at our election or upon demand of a purchaser. We used proceeds from the closing of the Business Combination to repay outstanding principal amounts and accrued and unpaid interest under the outstanding Convertible Notes as of the closing. The Convertible Notes were repaid in full at the closing of the Business Combination on December 23, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Common Stock as of April 14, 2022, the Record Date for the Annual Meeting:

•	each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our outstanding Common Stock;

•	each of our current named executive officers and directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants (as applicable) that are currently exercisable or exercisable within 60 days. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 14, 2022 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person or entity. Unless otherwise indicated, Pardes believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of our executive officers and directors is 2173 Salk Ave., Suite 250, PMB#052, Carlsbad, CA 92008. The percentage of shares beneficially owned is based on 62,320,924 shares of Common Stock outstanding as of April 14, 2022.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Officers:
Thomas G. Wiggans	—	—
Uri A. Lopatin, M.D.(1)	5,714,829	9.2
Heidi Henson(2)	410,617	*
Philippe Tinmouth	—	—
Mark Auerbach(3)	80,806	*
Deborah M. Autor(4)	25,080	*
Laura J. Hamill(5)	25,080	*
J. Jay Lobell(6)	3,601,681	5.8
Michael D. Varney, Ph.D. (7)	80,806	*
James B. Tananbaum, M.D.(8)	14,638,238	23.5
All Directors and Executive Officers as a group (14 individuals)	28,269,576	45.1
Five Percent Holders:
Entities affiliated with FS Development Holdings II, LLC(8)	14,627,822	23.5
Khosla Ventures(9)	6,151,766	9.9
RA Capital Healthcare Fund, L.P.(10)	6,175,038	9.9
GMF Pardes LLC(6)	3,591,265	5.8

*	Less than one percent.
(1)

Uri A. Lopatin, M.D. and Lopatin Descendants’ Trust are the record holders, respectively, of 5,327,798 and 351,948 shares of Common Stock. Uri A. Lopatin, M.D. and Katherine Lopatin are co-trustees of the Lopatin Descendants’ Trust and have sole voting and investment discretion over the shares described above. At June 13, 2022, 2,463,638 shares remain subject to a right of repurchase. Also includes 35,083 shares of Common Stock issuable to Dr. Lopatin pursuant to options exercisable within 60 days of April 14, 2022.

(2)

Consists of 316,753 restricted shares of Common Stock held by Ms. Henson, of which 167,176 shares remain subject to a right of repurchase at June 13, 2022 and 93,864 shares of Common Stock issuable to Ms. Henson pursuant to options exercisable within 60 days of April 14, 2022.

(3)

Consists of 70,390 restricted shares of Common Stock held by Mr. Auerbach, of which 45,461 shares remain subject to a right of repurchase at June 13, 2022 and 10,416 shares of Common Stock issuable to Mr. Auerbach pursuant to options exercisable within 60 days of April 14, 2022.

(4)	Consists of 25,080 shares of Common Stock issuable to Ms. Autor pursuant to options exercisable within 60 days of April 14, 2022.
(5)	Consists of 25,080 shares of Common Stock issuable to Ms. Hamill pursuant to options exercisable within 60 days of April 14, 2022.
(6)

Consists of (i) 3,091,265 shares of Common Stock held by GMF Pardes LLC and (ii) 500,000 shares of Common Stock issued in the PIPE Investment. Mr. Lobell, in his capacity as managing member of GMF Pardes LLC, may be deemed to have sole voting and investment discretion over the shares described above. Mr. Lobell disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. Also consists of 10,416 shares of Common Stock issuable to Mr. Lobell pursuant to options exercisable within 60 days of April 14, 2022.

(7)

Consists of 70,390 restricted shares of Common Stock held by Dr. Varney, of which 42,529 shares remain subject to a right of repurchase at June 13, 2022 and 10,416 shares of Common Stock issuable to Mr. Varney pursuant to options exercisable within 60 days of April 14, 2022.

(8)

FS Development Holdings II, LLC is the record holder of 5,543,750 shares of Common Stock. Foresite Capital Management V, LLC (“FCM V”), as the general partner of Foresite Capital Fund V, L.P. (“FCF V LP”), and Foresite Capital Opportunity Management V, LLC (“FCOM V”), as the general partner of Foresite Capital Opportunity Fund V, L.P. (“Opportunity V”), with FCF V LP and Opportunity V being the sole members of FS Development Holdings II, LLC, have voting and investment discretion with respect to the common stock held of record by FS Development Holdings II, LLC. Each of FCF V LP and Opportunity V was issued 500,000 shares of Common Stock in the PIPE Investment. FCF V LP and Opportunity V also received, respectively, 5,966,140 and 1,792,932 shares of Common Stock as Merger Consideration. In addition, each of FCF V LP and Opportunity V purchased 162,500 shares in a block trade. Dr. Tananbaum, in his capacity as managing member of each of FCM V and FCOM V, may be deemed to have sole voting and investment discretion over the shares described above. Each of FCM V, FCOM V, and Dr. Tananbaum disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein. Also, with respect to Dr. Tananbaum, consists of 10,416 shares of Common Stock issuable to Dr. Tananbaum pursuant to options exercisable within 60 days of April 14, 2022.

(9)

Consists of (i) 3,400,464 shares of Common Stock held by Khosla Ventures Seed D, LP (“Seed D”) and (ii) 2,751,302 shares of Common Stock held by Khosla Ventures VII, LP (“KV VII”). The general partner of Seed D is Khosla Ventures Seed Associates D, LLC (“KVSAD”). The general partner of KV VII is Khosla Ventures Associates VII, LLC (“KVA VII”).VK Services, LLC (“VK Services”), is the sole manager of KVSA D and KVA VII. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVSA D may be deemed to share voting and dispositive power over the shares held by Seed D. Mr. Khosla, VK Services and KVSA D disclaim beneficial ownership of the shares held by Seed D, except to the extent of their respective pecuniary interests therein. The address for Mr. Khosla, and each of the foregoing entities is 2128 Sand Hill Road, Menlo Park, California 94025.

(10)

Consists of (i) 4,175,038 shares of Common Stock held of record by RA Capital Healthcare Fund, L.P., and (ii) 2,000,000 shares of Common Stock purchased in the PIPE Investment by RA Capital Healthcare Fund, L.P. RA Capital Management, L.P. is the investment manager for RA Capital Healthcare Fund, L.P. (“RACHF”). The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of RA Capital Healthcare Fund, L.P. is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company. Direct your written request to: Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, Attention: Elizabeth H. Lacy, Corporate Secretary.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is available without charge upon written request to: Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, CA 92008, Attention: Elizabeth H. Lacy, Corporate Secretary.

SCAN TO VIEW MATERIALS & VOTE PARDES BIOSCIENCES, INC. ATTN: ELIZABETH LACY VOTE BY INTERNET 2173 SALK AVENUE, SUITE 250 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above PMB #052 CARLSBAD, CA 92008 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 7, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/PRDS2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 7, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received no later than June 7, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D83564-P72592 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY PARDES BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: 1. Election of three Class I directors to serve for three years until the Annual Stockholders Meeting in 2025. Nominees: For Withhold 1a. Deborah M. Autor 1b. J. Jay Lobell 1c. Thomas G. Wiggans The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification, on an advisory basis, of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2022. NOTE: Transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Pardes Biosciences, Inc.’s 2022 Annual Meeting of Stockholders, Proxy Statement and Annual Report for the fiscal year ended December 31, 2021 are available at www.proxyvote.com D835 65-P72592 PARDES BIOSCIENCES, INC. Annual Meeting of Stockholders June 8, 2022 8:00 AM PT / 11:00 AM ET This proxy is solicited by the Board of Directors The undersigned stockholder appoints Thomas G. Wiggans and Heidi Henson, or either of them, as proxies, each with the power to appoint his/her substitute, and authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PARDES BIOSCIENCES, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PT / 11:00 AM ET on June 8, 2022 at www.virtualshareholdermeeting.com/PRDS2022, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side